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                                                                  Exhibit 23.1.1

                        Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 4, 2000, (except with respect to the matters referred to in paragraph 7 of Note 8, as to which the date is January
19, 2000), in the Registration Statement (Form S-1 No. 33-     ) and related
Prospectus of Linuxcare for the registration of     shares of common stock.

                                          /s/ Ernst & Young LLP

Palo Alto, California
January 19, 2000